FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING ANNOUNCES THIRD QUARTER 2013 RESULTS

EL PASO, Texas - October 31, 2013 - Western Refining, Inc. (NYSE: WNR) today reported third quarter 2013 net income, excluding special items, of $29.6 million, or $0.33 per diluted share. This compares to third quarter 2012 net income, excluding special items, of $105.2 million, or $0.99 per diluted share. Including special items, the Company recorded third quarter 2013 net income of $50.3 million, or $0.53 per diluted share, as compared to net income of $6.3 million, or $0.07 per diluted share for the third quarter of 2012. Special items in the third quarter of 2013 primarily consisted of a non-cash unrealized pre-tax hedging gain of $25.7 million and a gain on disposal of assets of $7.0 million. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
During the third quarter, Adjusted EBITDA for Western was $92.2 million which compares to Adjusted EBITDA of $236.3 million for the third quarter of 2012. The quarter-on-quarter reduction in both net income and Adjusted EBITDA was primarily due to lower refining margins, excluding hedging activities.
On October 16, 2013, Western Refining Logistics (NYSE: WNRL), a traditional fee-based master limited partnership and subsidiary of Western, successfully completed its initial public offering. Western retained an approximate 65% limited partner interest in WNRL. Proceeds of the offering totaled approximately $325 million with WNRL retaining $75 million to fund future organic growth projects and Western receiving the remaining net proceeds of approximately $245 million. Jeff Stevens, Western's President and Chief Executive Officer, said, "The launch of WNRL provides a strong foundation for the continued growth of our logistics capabilities in the fast-growing Permian and San Juan Basins which supply crude oil to our Gallup and El Paso refineries."
Commenting on the third quarter, Stevens said, “Western realized another profitable quarter despite weaker industry refining margins. With our access to cost-advantaged crude oil and the continued strong demand for refined products in the Southwest, we were able to run profitably and at planned rates despite this margin environment. Additionally, a gain from our crack spread hedges partially offset the pressure on refining margins."
During the third quarter, Western returned approximately $69 million in cash to shareholders through its quarterly dividend and share repurchases. From the inception of the Company's share repurchase program through October 25, 2013, Western has purchased approximately 11.4 million shares at an average cost of $29.38 per share.
Looking forward, Stevens said, "In the fourth quarter, we are seeing improved refining margins as the Brent/WTI crude oil price differential has widened from the levels we saw in the third quarter. The Midland/Cushing price differential has also widened, which is having a positive impact on our El Paso crude oil acquisition costs."
Stevens concluded, "We recently announced a fourth quarter dividend of $0.22 per share. The significant growth in our dividend, enabled by our strong balance sheet, further demonstrates our commitment to return cash to our shareholders."

Conference Call Information
A conference call is scheduled for Thursday, October 31, 2013, at 11:00 a.m. EDT to discuss Western's financial results. A slide presentation will be available for reference during the conference call. The call, press release, and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 55096416. The audio replay will be available two hours after the end of the call through November 7, 2013, by dialing (800) 585-8367 or (404) 537-3406, passcode: 55096416.
Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded the impact of the non-cash unrealized net gains and losses from our commodity hedging activities and the loss on extinguishment of debt for the periods ending September 30, 2013 and 2012, and the net gain on disposal of assets for the period ending September 30, 2013. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The Wholesale segment includes a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.
Western Refining, Inc. also owns the general partner and approximately 65 percent of the limited partner interest of Western Refining Logistics Partners, LP (NYSE: WNRL) which owns and operates logistics assets related to the terminalling, transportation, and storage of crude oil and refined products.
More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements covered by the safe harbor provisions of the PSLRA. The forward-looking statements contained herein include statements about: our commitment to return cash to shareholders; the continued growth of our logistics capabilities in the fast growing Permian and San Juan Basins; expectations for margins; and the impact of the Midland/Cushing price differential on our El Paso refinery crude oil acquisition costs. These statements are subject to the general risks inherent in the Company's business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western's business and operations involve numerous risks and uncertainties, many of which are beyond Western's control, which could result in Western's expectations not being realized, or otherwise materially affect Western's financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,447,610	$2,446,317	$7,063,789	$7,254,877
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	2,177,623	2,207,424	5,961,690	6,343,610
Direct operating expenses (exclusive of depreciation and amortization) (1)	123,474	127,884	359,195	360,257
Selling, general, and administrative expenses	28,777	26,986	84,779	80,083
Gain on disposal of assets, net	(7,024)	—	(7,024)	(1,891)
Maintenance turnaround expense	2,895	31,065	46,098	33,377
Depreciation and amortization	27,735	23,577	79,210	69,108
Total operating costs and expenses	2,353,480	2,416,936	6,523,948	6,884,544
Operating income	94,130	29,381	539,841	370,333
Other income (expense):
Interest income	155	165	541	560
Interest expense and other financing costs	(13,432)	(18,000)	(46,101)	(63,930)
Amortization of loan fees	(1,523)	(1,641)	(4,642)	(5,219)
Loss on extinguishment of debt	(6)	—	(46,772)	(7,654)
Other, net	94	(646)	392	637
Income before income taxes	79,418	9,259	443,259	294,727
Provision for income taxes	(29,074)	(2,961)	(159,937)	(103,429)
Net income	$50,344	$6,298	$283,322	$191,298
Basic earnings per share	$0.63	$0.07	$3.40	$2.11
Diluted earnings per share	0.53	0.07	2.80	1.84
Dividends declared per common share	$0.18	$0.08	$0.42	$0.16
Weighted average basic shares outstanding	80,254	90,134	83,100	89,835
Weighted average dilutive shares outstanding	102,720	90,134	105,602	110,412
Cash Flow Data
Net cash provided by (used in):
Operating activities	$106,665	$247,440	$365,989	$596,297
Investing activities	(38,902)	(71,325)	(140,322)	89,924
Financing activities	(68,957)	(12,368)	(308,493)	(347,206)
Other Data
Adjusted EBITDA (2)	$92,240	$236,326	$575,345	$785,206
Capital expenditures	45,935	71,326	147,789	130,723
Balance Sheet Data (at end of period)
Cash and cash equivalents			$371,141	$509,844
Working capital			371,392	700,767
Total assets			2,549,078	2,620,130
Total debt			554,487	495,789
Shareholders’ equity			917,070	999,271

(1)
Excludes $1,113.1 million, $3,253.0 million, $1,281.3 million, and $3,810.4 million of intercompany sales; $1,109.6 million, $3,244.3 million, $1,279.3 million, and $3,805.1 million of intercompany cost of products sold; and $3.5 million, $8.7 million, $2.0 million, and $5.3 million of intercompany direct operating expenses for the three and nine months ended September 30, 2013 and 2012, respectively. Cost of products sold includes $12.7 million and $25.7 million in net realized and net non-cash unrealized gains, respectively, from hedging activities for the three months ended September 30, 2013 and $2.2 million and $83.7 million in net realized and net non-cash unrealized gains, respectively, from hedging activities for the nine months ended September 30, 2013, respectively. Cost of products sold includes $73.1 million and $152.8 million in net realized and net non-cash unrealized losses, respectively, and $108.5 million and $311.2 million in net realized and net unrealized non-cash losses, respectively, from hedging activities for the three and nine months ended September 30, 2012, respectively.

(2)
Adjusted EBITDA represents earnings before interest expense and other financing costs, amortization of loan fees, provision for income taxes, depreciation, amortization, maintenance turnaround expense, and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA), and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands)
Net income	$50,344	$6,298	$283,322	$191,298
Interest expense and other financing costs	13,432	18,000	46,101	63,930
Provision for income taxes	29,074	2,961	159,937	103,429
Amortization of loan fees	1,523	1,641	4,642	5,219
Depreciation and amortization	27,735	23,577	79,210	69,108
Maintenance turnaround expense	2,895	31,065	46,098	33,377
Gain on disposal of assets, net	(7,024)	—	(7,024)	—
Loss on extinguishment of debt	6	—	46,772	7,654
Unrealized (gain) loss on commodity hedging transactions	(25,745)	152,784	(83,713)	311,191
Adjusted EBITDA	$92,240	$236,326	$575,345	$785,206

Refining Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands, except per barrel data)
Statement of Operations Data (Unaudited):
Net sales (including intersegment sales)	$1,996,642	$2,101,821	$5,774,210	$6,417,032
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,787,848	1,918,395	4,852,728	5,686,430
Direct operating expenses (exclusive of depreciation and amortization)	82,893	85,848	238,106	237,536
Selling, general, and administrative expenses	7,245	6,222	21,357	19,278
Gain on disposal of assets, net	(7,024)	—	(7,024)	(1,382)
Maintenance turnaround expense	2,895	31,065	46,098	33,377
Depreciation and amortization	22,576	19,477	65,341	56,828
Total operating costs and expenses	1,896,433	2,061,007	5,216,606	6,032,067
Operating income	$100,209	$40,814	$557,604	$384,965
Key Operating Statistics
Total sales volume (bpd) (2)	176,675	184,728	173,911	187,564
Total refinery production (bpd)	156,431	141,712	145,395	146,662
Total refinery throughput (bpd) (3)	159,622	144,198	148,130	148,981
Per barrel of throughput:
Refinery gross margin (1) (4)	$14.22	$13.83	$22.79	$17.90
Refinery gross margin excluding hedging activities (1) (4)	11.60	28.89	20.66	27.60
Gross profit (1) (4)	12.68	12.36	21.17	16.51
Direct operating expenses (5)	5.64	6.47	5.89	5.82

The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
All Refineries (El Paso and Gallup)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	80,773	72,751	77,471	75,872
Diesel and jet fuel	65,076	59,414	58,477	61,132
Residuum	6,188	5,924	5,388	5,582
Other	4,394	3,623	4,059	4,076
Total refinery production (bpd)	156,431	141,712	145,395	146,662
Refinery throughput (bpd):
Sweet crude oil	125,875	111,922	114,873	114,055
Sour crude oil	26,583	23,133	25,292	24,163
Other feedstocks and blendstocks	7,164	9,143	7,965	10,763
Total refinery throughput (bpd) (3)	159,622	144,198	148,130	148,981

El Paso Refinery

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	63,737	60,105	60,399	60,673
Diesel and jet fuel	57,686	53,609	51,371	54,447
Residuum	6,188	5,924	5,388	5,582
Other	3,645	2,938	3,302	3,234
Total refinery production (bpd)	131,256	122,576	120,460	123,936
Refinery throughput (bpd):
Sweet crude oil	101,660	93,703	90,997	93,134
Sour crude oil	26,583	23,133	25,292	24,163
Other feedstocks and blendstocks	5,315	7,528	6,222	8,338
Total refinery throughput (bpd) (3)	133,558	124,364	122,511	125,635
Total sales volume (bpd) (2)	142,151	151,161	139,689	154,267
Per barrel of throughput:
Refinery gross margin (1) (4)	$11.56	$28.40	$20.54	$27.37
Direct operating expenses (5)	4.35	5.21	4.43	4.55

Gallup Refinery

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	17,036	12,646	17,072	15,199
Diesel and jet fuel	7,390	5,805	7,106	6,685
Other	749	685	757	842
Total refinery production (bpd)	25,175	19,136	24,935	22,726
Refinery throughput (bpd):
Sweet crude oil	24,215	18,219	23,876	20,921
Other feedstocks and blendstocks	1,849	1,615	1,743	2,425
Total refinery throughput (bpd) (3)	26,064	19,834	25,619	23,346
Total sales volume (bpd) (2)	34,524	33,567	34,222	33,276
Per barrel of throughput:
Refinery gross margin (1) (4)	$10.63	$29.48	$20.38	$27.63
Direct operating expenses (5)	8.91	10.97	9.79	9.04

(1)
Cost of products sold for the combined refining segment includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for the individual refineries.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands)
Realized hedging gain (loss), net	$12,739	$(47,102)	$2,250	$(84,873)
Unrealized hedging gain (loss), net	25,745	(152,784)	83,713	(311,191)
Total hedging gain (loss), net	$38,484	$(199,886)	$85,963	$(396,064)

(2)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 11.4% and 13.9% of our total consolidated sales volumes for the three and nine months ended September 30, 2013, respectively. The majority of the purchased refined products are distributed through our wholesale refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(3)	Total refinery throughput includes crude oil and other feedstocks and blendstocks.

(4)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following table reconciles combined gross profit for all refineries to combined gross margin for all refineries for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,996,642	$2,101,821	$5,774,210	$6,417,032
Cost of products sold (exclusive of depreciation and amortization)	1,787,848	1,918,395	4,852,728	5,686,430
Depreciation and amortization	22,576	19,477	65,341	56,828
Gross profit	186,218	163,949	856,141	673,774
Plus depreciation and amortization	22,576	19,477	65,341	56,828
Refinery gross margin	$208,794	$183,426	$921,482	$730,602
Refinery gross margin per refinery throughput barrel	$14.22	$13.83	$22.79	$17.90
Gross profit per refinery throughput barrel	$12.68	$12.36	$21.17	$16.51

(5)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

Wholesale Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands, except per gallon data)
Statement of Operations Data (Unaudited)
Net sales (including intersegment sales)	$1,242,365	$1,303,750	$3,618,413	$3,739,836
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,216,132	1,282,657	3,533,482	3,656,539
Direct operating expenses (exclusive of depreciation and amortization)	16,557	17,215	49,345	52,315
Selling, general, and administrative expenses	2,424	2,483	8,449	7,607
Gain on disposal of assets, net	—	—	—	(509)
Depreciation and amortization	979	922	2,944	2,826
Total operating costs and expenses	1,236,092	1,303,277	3,594,220	3,718,778
Operating income	$6,273	$473	$24,193	$21,058
Operating Data
Fuel gallons sold	399,291	411,024	1,157,620	1,164,398
Fuel gallons sold to retail (included in fuel gallons sold)	65,705	65,592	191,463	181,969
Average fuel sales price per gallon	$3.23	$3.30	3.25	$3.34
Average fuel cost per gallon	3.18	3.26	3.19	3.29
Fuel margin per gallon (1)	0.06	0.04	0.07	0.06

Lubricant gallons sold	2,986	2,965	8,939	8,681
Average lubricant sales price per gallon	$11.27	$11.15	$11.15	$11.17
Average lubricant cost per gallon	10.10	10.05	9.96	10.05
Lubricant margin (2)	10.3%	9.9%	10.7%	10.0%

Realized hedging loss	$—	$(26,048)	$—	$(23,643)
Unrealized hedging loss	—	—	—	—

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$1,289,556	$1,355,561	$3,758,333	$3,887,313
Excise taxes included in fuel sales	(89,791)	(93,023)	(266,561)	(270,096)
Lubricant sales	33,644	33,052	99,661	96,939
Other sales	8,956	8,160	26,980	25,680
Net sales	$1,242,365	$1,303,750	$3,618,413	$3,739,836
Cost of Products Sold
Fuel cost of products sold	$1,270,421	$1,341,229	$3,694,049	$3,826,462
Excise taxes included in fuel cost of products sold	(89,791)	(93,023)	(266,561)	(270,096)
Lubricant cost of products sold	30,164	29,791	89,025	87,271
Other cost of products sold	5,338	4,660	16,969	12,902
Cost of products sold	$1,216,132	$1,282,657	$3,533,482	$3,656,539
Fuel margin per gallon (1)	$0.06	$0.04	$0.07	$0.06

(1)
Wholesale fuel margin per gallon is a function of the difference between wholesale fuel sales and cost of fuel sales divided by the number of total gallons sold less gallons sold to our retail segment. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands, except per gallon data)
Statement of Operations Data (Unaudited)
Net sales (including intersegment sales)	$321,710	$322,059	$924,183	$908,398
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	283,282	285,690	819,810	805,697
Direct operating expenses (exclusive of depreciation and amortization)	27,492	26,816	80,431	75,739
Selling, general, and administrative expenses	2,082	2,058	6,013	5,967
Depreciation and amortization	3,362	2,736	8,719	7,858
Total operating costs and expenses	316,218	317,300	914,973	895,261
Operating income	$5,492	$4,759	$9,210	$13,137
Operating Data
Fuel gallons sold	78,132	77,695	227,683	216,220
Average fuel sales price per gallon	$3.51	$3.54	$3.47	$3.59
Average fuel cost per gallon	3.29	3.34	3.28	3.39
Fuel margin per gallon (1)	0.22	0.20	0.19	0.20

Merchandise sales	$67,398	$67,056	$191,351	$186,542
Merchandise margin (2)	28.9%	28.6%	28.7%	29.1%
Operating retail outlets at period end			221	222

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$274,195	$274,833	$789,386	$776,110
Excise taxes included in fuel sales	(30,137)	(29,211)	(88,549)	(82,714)
Merchandise sales	67,398	67,056	191,351	186,542
Other sales	10,254	9,381	31,995	28,460
Net sales	$321,710	$322,059	$924,183	$908,398
Cost of Products Sold
Fuel cost of products sold	$257,378	$259,645	$746,920	$733,874
Excise taxes included in fuel cost of products sold	(30,137)	(29,211)	(88,549)	(82,714)
Merchandise cost of products sold	47,893	47,892	136,397	132,227
Other cost of products sold	8,148	7,364	25,042	22,310
Cost of products sold	$283,282	$285,690	$819,810	$805,697
Fuel margin per gallon (1)	$0.22	$0.20	$0.19	$0.20

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below and elsewhere in this press release that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except per share data)
Reported diluted earnings per share	$0.53	$0.07	$2.80	$1.84
Income before income taxes	$79,418	$9,259	$443,259	$294,727
Unrealized loss (gain) on commodity hedging transactions	(25,745)	152,784	(83,713)	311,191
Gain on disposal of assets, net	(7,024)	—	(7,024)	—
Loss on extinguishment of debt	6	—	46,772	7,654
Earnings before income taxes excluding special items	46,655	162,043	399,294	613,572
Recomputed income taxes after special items	(17,080)	(56,861)	(144,065)	(215,302)
Net income excluding special items	$29,575	$105,182	$255,229	$398,270
Diluted earnings per share excluding special items	$0.33	$0.99	$2.54	$3.71